April 12, 2013

Steven Victor MD Chairman/CEO
Intellicell Biosciences Inc.
460 Park Avenue 17th Floor
New York, NY 10022

Steven, please accept this letter as my resignation from the Board of Directors of Intellicell Biosciences Inc., effective immediately.

I wish the company the best of luck and I stand ready to assist if I can be helpful in anyway.

Sincerely,

John Pavia
Sr. V.P. Corp Dev. & General Counsel
FM Facility Maintenance
10 Columbus Blvd
4th FL
Hartford, CT 06106